UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 30, 2010 (April 29, 2010)
GRAY TELEVISION, INC.
(Exact name of registrant as specified in its charter)

Georgia (State or other jurisdiction of incorporation)	001-13796 (Commission File Number)	58-0285030 (IRS Employer Identification No.)

4370 Peachtree Road NE, Atlanta, GA (Address of principal executive offices)	30319 (Zip Code)
Registrant’s telephone number, including area code: (404) 504 — 9828
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01 Entry into a Material Definitive Agreement.
          On April 29, 2010, Gray Television, Inc. (“Gray”, “we” or the “Company”) issued $365,000,000 aggregate principal amount of its 10 1/2% Senior Secured Second Lien Notes due 2015 (the “Notes”) pursuant to an indenture, dated April 29, 2010, between Gray, the subsidiary guarantors named therein (collectively, the “Guarantors”) and U.S. Bank National Association, as trustee (the “Indenture”). The Notes were offered and sold either to “qualified institutional buyers” pursuant to Rule 144A under the Securities Act of 1933 (the “Securities Act”) or to persons outside the United States under Regulation S of the Securities Act.
          The Notes mature on June 29, 2015. Interest accrues on the Notes from April 29, 2010, and interest is payable semiannually, on May 1 and November 1of each year. The first interest payment date is November 1, 2010. We may redeem some or all of the Notes at any time after November 1, 2012 at specified redemption prices. We may also redeem up to 35% of the aggregate principal amount of the Notes using the proceeds from certain equity offerings completed before November 1, 2012. In addition, we may redeem some or all of the Notes at any time prior to November 1, 2012 at a price equal to 100% of the principal amount thereof plus a make whole premium set forth in the Indenture, and accrued and unpaid interest. If we sell certain of our assets or experience specific kinds of changes of control, we must offer to repurchase the Notes. The terms of the Notes are set out in detail in the Indenture.
          The Notes and related guarantees are Gray’s and the Guarantors’ senior secured obligations. The Notes and guarantees:
•	rank senior in right of payment to Gray’s and the Guarantors’ existing and future debt and other obligations that expressly provide for their subordination to the Notes and the guarantees;

•	are effectively senior to Gray’s and the Guarantors’ existing and future unsecured debt to the extent of the value of the collateral securing the Notes, after giving effect to first-priority liens on the collateral and permitted liens;

•	are effectively junior to Gray’s and the Guarantors’ obligations that are either (i) secured by first priority liens on the collateral, including indebtedness under Gray’s senior credit facility or (ii) secured by assets that are not part of the collateral that is securing the Notes, in each case to the extent of the value of the collateral securing such debt; and

•	are structurally subordinated to all of the existing and future liabilities of Gray’s subsidiaries, if any, that do not guarantee the Notes.
     The Notes and the guarantees are secured by a second priority lien on substantially all of the assets owned by Gray and the Guarantors, including, among other things, all present and future shares of capital stock, equipment, owned real property, leaseholds and fixtures, in each case subject to certain exceptions and customary permitted liens (the “Notes Collateral”). The Notes Collateral also secures obligations under Gray’s senior credit facility, subject to certain exceptions and permitted liens.
     In connection with the issuance of the Notes, Gray, the Guarantors and the initial purchasers of the Notes entered into a Registration Rights Agreement (the “Registration Rights Agreement”), dated April 29, 2010. The Registration Rights Agreement requires Gray to use its best efforts to file an exchange offer registration statement with the SEC relating to the Notes within 270 days after the date the Notes were issued, and to consummate such exchange offer on or before the 360th day after the date the Notes were issued. If, under certain circumstances, an exchange offer is not completed within the required timeframe, Gray must use its best efforts to cause a shelf registration statement covering resales of the Notes to be declared effective, as promptly as practicable, and must keep such shelf registration statement effective until the earlier of (i) the second anniversary of the original issue date of the Notes and (ii) the date all Notes covered by the shelf registration statement have been sold as contemplated in the shelf registration statement. If Gray fails to satisfy its obligations under the Registration Rights Agreement, it will, under certain circumstances, be required to pay additional interest to the holders of the Notes.
     Gray used the net proceeds from the sale of the Notes to (i) repay a portion of its term loans outstanding, (ii) repurchase a portion of the outstanding shares of its Series D perpetual preferred stock (the “Series D Stock”) and (iii) pay related fees and expenses, including advisory fees.

     Copies of the Indenture, including the form of the Notes, and the Registration Rights Agreement are attached to this current report on Form 8-K as exhibits and are incorporated by reference as though fully set forth herein. The foregoing description of the Indenture and the Registration Rights Agreement is qualified in its entirety by the complete text of each of the agreements.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The first through fourth paragraphs under Item 1.01 above are hereby incorporated by reference.
Item 3.02 Unregistered Sales of Equity Securities.
     In accordance with its prior disclosures, on April 29, 2010, Gray completed the issuance of 8.5 million shares of its common stock, no par value (the “Common Stock”), to certain holders of the Company’s Series D Stock in exchange for approximately $25.6 million in principal and accrued dividends of such Series D Stock. The shares of Common Stock were issued under exemptions from the registration requirements of the Securities Act afforded by Section 3(a)(9) and/or 4(2) thereunder.
Item 8.01 Other Events.
     On April 29, 2010, Gray issued a press release announcing the closing of the sale of the Notes. The press release is attached hereto as Exhibit 99.1, and is hereby incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits.

Number	Exhibit
4.1	Indenture, dated April 29, 2010, by and among Gray Television, Inc., the guarantors signatory thereto and U.S. Bank National Association, as Trustee

10.1	Registration Rights Agreement, dated April 29, 2010, by and among Gray Television, Inc., the guarantors party thereto, Banc of America Securities LLC, Wells Fargo Securities, LLC and Citadel Securities LLC

99.1	Press Release, dated April 29, 2010

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRAY TELEVISION, INC
By:	/s/ James C. Ryan
	Name:	James C. Ryan
	Title:	Chief Financial Officer and Senior Vice President

Date: April 30, 2010

EXHIBIT INDEX

Number	Exhibit
4.1	Indenture, dated April 29, 2010, by and among Gray Television, Inc., the guarantors signatory thereto and U.S. Bank National Association, as Trustee

10.1	Registration Rights Agreement, dated April 29, 2010, by and among Gray Television, Inc., the guarantors party thereto, Banc of America Securities LLC, Wells Fargo Securities, LLC and Citadel Securities LLC

99.1	Press Release, dated April 29, 2010

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